                         INVESTMENT MANAGEMENT AGREEMENT

   INVESTMENT MANAGEMENT AGREEMENT, made this 5th day of September, 2014, between each closed-end management investment company listed on Schedule A attached hereto and made a part hereof, as such Schedule A may be amended from time to time, including to add or remove Funds (each a "Fund" and, collectively, the "Funds"), and Pacific Investment Management Company LLC ("PIMCO").

   WHEREAS, each Fund is registered with the Securities and Exchange Commission ("SEC") as a closed-end management investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

   WHEREAS, each Fund desires to retain PIMCO to render investment advisory and supervisory and administrative services hereunder with respect to the Fund; and

   WHEREAS, each Fund engages in the business of investing and reinvesting its assets in the manner and in accordance with the investment objective(s), policies and restrictions applicable to the Fund; and

   WHEREAS, PIMCO is willing to furnish investment advisory and supervisory and administrative services and/or to arrange for such services in the manner and on the terms hereinafter set forth; and

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

   1. Appointment. Each Fund hereby appoints PIMCO to provide the investment
      -----------
advisory services to the Fund and to provide or procure the supervisory and administrative and other services for the period and on the terms set forth in this Agreement, as amended or supplemented from time to time. PIMCO accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

   2. Duties. (a) PIMCO shall, at its expense, (i) employ or associate with
      ------
itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement. PIMCO may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve PIMCO of any of its obligations hereunder, nor shall a Fund be responsible for any additional fees or expenses hereunder as a result.

   3. Investment Advisory Services. (a) PIMCO shall provide to each Fund
      ----------------------------
investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice, and statistical and economic data and information.

       Consistent with the investment objective(s), policies and restrictions applicable to each Fund, PIMCO will determine the securities and other assets to be purchased or sold or the other techniques to be utilized (including, but not limited to, the incurrence of leverage and securities lending) by the Fund and will determine what portion of the Fund shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

       Each Fund will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of PIMCO. It is understood that PIMCO will not, to the extent inconsistent with applicable law, use any material nonpublic information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates.

       (b) As manager of the assets of each Fund, PIMCO shall make investments for the account of the Fund in accordance with PIMCO's best judgment and within the investment objective(s), policies and restrictions applicable to the Fund, the 1940 Act, any applicable SEC exemptive relief, no-action letters or other guidance, and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, subject to policy decisions adopted by the Fund's Board of Trustees/Directors.

       (c) PIMCO shall furnish to each Fund's Board of Trustees/Directors periodic reports on the investment performance of the Fund and on the performance of its investment advisory obligations under this Agreement and shall supply such additional reports and information as the Fund's officers or Board of Trustees/Directors shall reasonably request.

       (d) On occasions when PIMCO deems the purchase or sale of a security to be in the best interest of a Fund as well as other of its clients, PIMCO, to the extent permitted by applicable law, may, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to seek to obtain the best execution of the order or lower brokerage commissions or other transaction costs, if any. PIMCO may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by PIMCO in the manner it considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other customers.

       (e) PIMCO may cause each Fund to pay a broker which provides brokerage and research services to PIMCO a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless PIMCO determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or PIMCO's overall responsibilities to each Fund and any other of PIMCO's clients.

       (f) PIMCO may itself, or may cause each Fund to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, PIMCO may represent each Fund on a creditors' (or similar) committee.

       (g) PIMCO shall have sole authority to exercise whatever powers each Fund may possess with respect to any of the assets of the Fund, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

   4. Supervisory and Administrative Services. Subject to the general
      ---------------------------------------
supervision of the Board of Trustees/Directors, PIMCO shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of each Fund, but not including underwriting or distribution services.

       (a) The supervisory and administrative services to be provided by PIMCO shall include the following:

          (i) PIMCO shall supervise and coordinate matters relating to the operation of each Fund, including any necessary coordination among the custodian, transfer agent, dividend disbursement agent and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents, and other parties performing services or operational functions for the Fund. In connection with the supervision of the pricing and valuation of each Fund, PIMCO shall establish such systems and procedures as are necessary to carry out this function, including systems and procedures relating to defaulted securities; forensic reporting and monitoring of securities and derivatives pricing, including checks and balances against internal models and external pricing services; tracking and reviewing fair valued securities; supervising pricing vendors; monitoring for significant events occurring after the close of trading that may affect the value of portfolio holdings; and establishing net asset value estimation processes in the event the custodian cannot produce a net asset value for shares of beneficial interest ("Shares") of the Fund.

          (ii) PIMCO shall provide, or cause a third party to provide, each Fund, at PIMCO's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund as contemplated in this Agreement as well as provide, or cause a third party to provide, the Fund, at PIMCO's expense, with the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws.

          (iii) PIMCO shall maintain or supervise the maintenance by third parties of such books and records of each Fund as may be required by applicable federal or state law.

          (iv) PIMCO shall prepare or supervise the preparation by third parties of all federal, state, local, and foreign tax returns and reports of each Fund required by applicable law.

          (v) PIMCO or an appointed third party shall prepare, file, and arrange for the distribution of proxy materials and periodic reports to financial intermediaries who hold shares of a Fund in nominee name or shareholders of each Fund as required by applicable law and/or as agreed to with such financial intermediary or shareholder, as applicable.

          (vi) PIMCO or an appointed third party shall prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state or other regulatory authorities, securities exchanges and self-regulatory organizations as may be required to register the Shares of each Fund, maintain the listing of the Shares of each Fund that are listed for trading on a securities exchange and qualify each Fund to do business or as otherwise required by applicable law. PIMCO shall maintain registration of each Fund's Shares in such other jurisdictions as it deems necessary and appropriate. PIMCO shall maintain a review and certification program and internal controls and procedures in accordance with relevant provisions of the Sarbanes Oxley Act of 2002 as applicable to registered investment companies. PIMCO shall maintain systems necessary to provide or procure required disclosure in each Fund's registration statements, shareholder reports, proxy statements, reports to securities exchanges and similar regulatory documents, and Fund proxy voting information.

          (vii) PIMCO shall take, or cause a third party to take, such other action with respect to each Fund as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading Commission, securities exchanges on which the Fund's Shares are listed for trading, state securities commissions and other governmental and regulatory agencies. Such actions shall include, but are not limited to, establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940 Act, support of each Fund's Chief Compliance Officer, and systems and procedures necessary to effectuate the compliance program.

          (viii) PIMCO shall provide, or cause a third party to provide, each Fund with administrative services to shareholders, including: the maintenance of a shareholder information telephone number; the provision of certain statistical information and performance of the Fund; an internet website (if requested); and maintenance of privacy protection systems and procedures. Notwithstanding the foregoing, PIMCO may procure or delegate provision of these services to third parties.

       (b) Other Services. PIMCO shall also procure on behalf of each Fund, and
           --------------
at the expense of PIMCO, the following persons to provide services to the Fund:
(i) a custodian or custodians for the Fund to provide for the safekeeping of the Fund's assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Fund; (iii) a transfer agent for the Fund; and
(iv) a dividend disbursing agent or registrar for the Fund. Each Fund and/or PIMCO may be a party to any agreement with any of the persons referred to in this Section 4(b).

       (c) Personnel. PIMCO shall also make its officers and employees
           ---------
available to the Board of Trustees/Directors and officers of each Fund for consultation and discussions regarding the supervision and administration of the Fund and services provided to the Fund under this Agreement.

       (d) Standards; Reports. In performing these supervisory and
           ------------------
administrative services, PIMCO:

          (i) shall conform with the 1940 Act, with all other applicable federal, state and foreign laws and regulations, with all applicable rules and regulations of securities exchanges on which a Fund's shares are listed for trading, with any applicable procedures adopted by each Fund's Board of Trustees/Directors, and, to the extent then currently applicable, with the provisions of the Fund's Registration Statement filed on Form N-2 as supplemented or amended from time to time.

          (ii) will make available to each Fund, promptly upon request, any of the Fund's books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with PIMCO's services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

          (iii) will regularly report to each Fund's Board of Trustees/Directors on the supervisory and administrative services provided under this Agreement and will furnish the Fund's Board of Trustees/Directors with respect to the Fund such periodic and special reports as the Trustees/Directors or officers of the Fund may reasonably request.

   5. Calculation of Fees. Each Fund will pay to PIMCO as compensation for
      -------------------
PIMCO's services rendered, for the facilities furnished and for the expenses borne by PIMCO pursuant to Section 6, a fee, computed and paid monthly, at the annual rate for each Fund set forth in Schedule A.

   The average daily total managed assets or average daily net assets, as applicable, of a Fund shall be determined by taking an average of all the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect. Such fee shall be payable for each month within 5 business days after the end of such month. If the fees payable to PIMCO pursuant to this Section 5 with respect to a Fund begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees payable by the Fund for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating "total managed assets" or "daily net assets", the liquidation preference of any preferred shares outstanding shall not be considered a liability. By way of clarification, with respect to any reverse repurchase agreement, dollar roll or similar transaction, "total managed assets" includes any proceeds from the sale of an asset of a Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

   In the event that PIMCO has agreed to a fee waiver or an expense limitation or reimbursement arrangement with a Fund, subject to such terms and conditions as PIMCO and the Fund may set forth in such agreement, the compensation due PIMCO hereunder shall be reduced, and, if necessary, PIMCO shall bear expenses with respect to the Fund, to the extent required by such fee waiver or expense limitation or reimbursement arrangement.

   6. Allocation of Expenses. During the term of this Agreement, PIMCO will pay
      ----------------------
all expenses incurred by it in connection with its obligations under this Agreement with respect to a Fund, except such expenses as are assumed by the Fund under this Agreement. In addition, PIMCO shall bear the following expenses under this Agreement:

       (a) Expenses of all audits by each Fund's independent public accountants;

       (b) Expenses of each Fund's transfer agent, registrar, dividend disbursing agent, and recordkeeping agent;

       (c) Expenses of each Fund's custodial services, including any recordkeeping services provided by the custodian;

       (d) Expenses of obtaining quotations for calculating the value of each Fund's net assets;

       (e) Expenses of maintaining each Fund's tax records;

       (f) Costs and/or fees, including legal fees, incident to meetings of each Fund's shareholders, the preparation, printing and mailings of each Fund's prospectuses, notices and proxy statements, press releases and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund's existence and qualification to do business, the expenses of issuing, redeeming, registering and qualifying for sale, common shares with federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system;

       (g) Each Fund's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Massachusetts business trust or Maryland corporation, as applicable, registered as a closed-end management investment company and, as applicable, listed for trading with a securities exchange or other trading system;

       (h) Costs of printing certificates representing Shares of each Fund, if any;

       (i) Each Fund's pro rata portion of the fidelity bond required by
Section 17(g) of the 1940 Act, or other insurance premiums; and

       (j) Association membership dues.

       Each Fund shall bear the following expenses:

       (a) Salaries and other compensation or expenses, including travel expenses, of any of the Fund's executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates;

       (b) Taxes and governmental fees, if any, levied against the Fund;

       (c) Brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring specialized loan and other investments made by the Fund, subject to specific or general authorization by the Fund's Board of Trustees/Directors);

       (d) Expenses of the Fund's securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement;

       (e) Costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Fund of reverse repurchase agreements, tender option bonds, bank borrowings and credit facilities;

       (f) Costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Fund and other related requirements in a Fund's organizational documents) associated with the Fund's issuance, offering, redemption and maintenance of preferred shares, commercial paper or other senior securities for the purpose of incurring leverage;

       (g) Fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests;

       (h) Dividend and interest expenses on short positions taken by the Fund;

       (i) Fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees/Directors who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates;

       (j) Extraordinary expenses, including extraordinary legal expenses, as may arise, including expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Fund to indemnify its Trustees/Directors, officers, employees, shareholders, distributors, and agents with respect thereto;

       (k) Organizational and offering expenses of the Fund, including with respect to Share offerings, such as rights offerings and shelf offerings, following the Fund's initial offering, and expenses associated with tender offers and other Share repurchases and redemptions; and

       (f) Expenses of the Fund which are capitalized in accordance with generally accepted accounting principles.

   7. Effectiveness and Termination. (a) This Agreement shall take effect with
      -----------------------------
respect to each Fund as of the close of business on the date indicated above (and, with respect to any amendment, or with respect to any additional fund, the date of the amendment or supplement hereto), and shall remain in effect, unless sooner terminated as provided herein, for one year from such date (or, with respect to any additional Fund, for two years from the date of the supplement), and shall continue thereafter on an annual basis with respect to such Fund provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Fund's Board of Trustees/Directors; and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Fund's Trustees/Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party; provided, however, that if the continuance of this Agreement
                   --------  -------
is submitted to the shareholders of a Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, PIMCO may continue to serve hereunder with respect to such Fund in a manner consistent with the 1940 Act. This Agreement may not be materially amended with respect to a Fund or Funds without a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the pertinent Fund or Funds. Schedule A may be amended from time to time to add new Funds without a vote of the shareholders of any Fund.

       (b) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Fund's entire Board of Trustees/Directors on 60 days' written notice to PIMCO, or by PIMCO on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

   8. Liability. PIMCO shall give each Fund the benefit of PIMCO's best
      ---------
judgment and efforts in rendering services under this Agreement. PIMCO may rely on information reasonably believed by it to be accurate and reliable. As an inducement for PIMCO's undertaking to render services under this Agreement, each Fund agrees that neither PIMCO nor its members, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of PIMCO's duties, or by reason of reckless disregard of PIMCO's obligations and duties under this Agreement. This provision shall govern only the liability to each Fund of PIMCO and that of its members, officers, directors, and employees, and shall in no way govern the liability to the Fund or PIMCO or provide a defense for any other person including persons that provide services for the Fund as described in this Agreement.

   9. Non-Exclusivity. The services of PIMCO to each Fund under this Agreement
      ---------------
are not to be deemed exclusive as to PIMCO and PIMCO will be free to render similar services to other investment companies and other clients. Except to the extent necessary to perform PIMCO's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of PIMCO, or any affiliate of PIMCO, or any employee of PIMCO, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

   10. Independent Contractor. PIMCO shall for all purposes herein be deemed to
       ----------------------
be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees/Directors of each Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

   11. Use of Name. It is understood that the names "Pacific Investment
       -----------
Management Company LLC" or "PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by PIMCO and its affiliates are the valuable property of PIMCO and its affiliates, and that each Fund may use such names (or derivatives or logos) only as permitted by PIMCO.

   12. Several Agreement of Each Fund. This Agreement, including all covenants,
       ------------------------------
representations, warranties, and undertakings of any kind shall be construed so as to give effect to the intention of the parties that this Agreement constitutes a separate agreement between each Fund and PIMCO. The parties acknowledge and agree that the rights and obligations of each Fund hereunder, including as to any fees payable by the Fund to PIMCO or liabilities or other obligations of PIMCO to the Fund or of the Fund to PIMCO, shall be several and independent of one and other and neither joint nor joint and several with respect to any other Fund. Notwithstanding anything to the contrary contained in this Agreement, each party acknowledges and agrees that the sole source of payment of the obligations of any Fund hereunder shall be the assets of such Fund, and that PIMCO shall have no right of recourse or offset against the revenues and assets of any other Fund.

   13. Fund Obligation. With respect to those Funds that are organized as
       ---------------
Massachusetts business trusts, a copy of the Agreement and Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of each Fund by an officer of the Fund as an officer and not individually and that the obligations imposed on each Fund by this Agreement are not binding upon any of the Trustees/Directors, officers or shareholders individually but are binding only upon the assets and property of the Fund.

   14. Counterparts. This Agreement may be executed in one or more
       ------------
counterparts, each of which shall be deemed to be an original.

   15. Miscellaneous. This Agreement shall be governed by the laws of the State
       -------------
of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder, or the Commodity Exchange Act, or any rule or order of the Commodity Futures Trading Commission thereunder.

       (a) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

       (b) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

                 (Remainder of page left intentionally blank.)

   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first written above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
       ------------------------------------
Title:

EACH FUND LISTED ON SCHEDULE A HERETO
(with respect to each Fund, severally and neither jointly nor jointly and severally with any other Fund)

By:
       ------------------------------------
Title: President & Chief Executive Officer

                                  SCHEDULE A
                           (as of September 5, 2014)

                                     STATE OF
FUND                         ORGANIZATION/INCORPORATION                                FEE
--------------------------- ----------------------------- ---------------------------------------------------------------
PCM Fund, Inc.              Maryland corporation          0.900% of total managed assets. Total managed assets
                                                          includes total assets of the Fund (including assets
                                                          attributable to any reverse repurchase agreements,
                                                          borrowings and preferred shares that may be outstanding)
                                                          minus accrued liabilities (other than liabilities representing reverse repurchase agreements and borrowings).

PIMCO California Municipal  Massachusetts business trust  0.705% of average daily net asset value of the Fund
Income Fund                                               (including daily net assets attributable to any preferred
                                                          shares of the Fund that may be outstanding).

PIMCO California Municipal  Massachusetts business trust  0.705% of average daily net asset value of the Fund
Income Fund II                                            (including daily net assets attributable to any preferred
                                                          shares of the Fund that may be outstanding).

PIMCO California Municipal  Massachusetts business trust  0.715% of average daily net asset value of the Fund
Income Fund III                                           (including daily net assets attributable to any preferred
                                                          shares of the Fund that may be outstanding).

PIMCO Corporate & Income    Massachusetts business trust  0.810% of average daily net asset value of the Fund
Strategy Fund                                             (including daily net assets attributable to any preferred
                                                          shares of the Fund that may be outstanding).

PIMCO Corporate & Income    Massachusetts business trust  0.650% of average daily net asset value of the Fund
Opportunity Fund                                          (including daily net assets attributable to any preferred
                                                          shares of the Fund that may be outstanding).

PIMCO Dynamic Income        Massachusetts business trust  1.150% of total managed assets. Total managed assets
Fund                                                      includes total assets of the Fund (including assets
                                                          attributable to any reverse repurchase agreements, dollar
                                                          rolls, borrowings and preferred shares that may be
                                                          outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls
                                                          and borrowings).

                                   STATE OF
FUND                       ORGANIZATION/INCORPORATION                                FEE
------------------------- ----------------------------- ---------------------------------------------------------------
PIMCO Dynamic Credit      Massachusetts business trust  1.150% of total managed assets. Total managed assets
Income Fund                                             includes total assets of the Fund (including assets
                                                        attributable to any reverse repurchase agreements, dollar
                                                        rolls, borrowings and preferred shares that may be
                                                        outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls
                                                        and borrowings).

PIMCO Global              Massachusetts business trust  1.105% of total managed assets. Total managed assets
StocksPLUS & Income Fund                                includes total assets of the Fund (including assets
                                                        attributable to any preferred shares and borrowings that
                                                        may be outstanding) minus accrued liabilities (other than
                                                        liabilities representing borrowings).

PIMCO High Income Fund    Massachusetts business trust  0.760% of average daily net asset value of the Fund
                                                        (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO Income Opportunity  Massachusetts business trust  1.055% of total managed assets. Total managed assets
Fund                                                    includes total assets of the Fund (including assets
                                                        attributable to any reverse repurchase agreements,
                                                        borrowings and preferred shares that may be outstanding)
                                                        minus accrued liabilities (other than liabilities representing reverse repurchase agreements and borrowings).

PIMCO Municipal Income    Massachusetts business trust  0.705% of average daily net asset value of the Fund
Fund                                                    (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO Municipal Income    Massachusetts business trust  0.685% of average daily net asset value of the Fund
Fund II                                                 (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO Municipal Income    Massachusetts business trust  0.705% of average daily net asset value of the Fund
Fund III                                                (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO New York Municipal  Massachusetts business trust  0.770% of average daily net asset value of the Fund
Income Fund                                             (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

                                   STATE OF
FUND                       ORGANIZATION/INCORPORATION                              FEE
------------------------- ----------------------------- ----------------------------------------------------------
PIMCO New York Municipal  Massachusetts business trust  0.735% of average daily net asset value of the Fund
Income Fund II                                          (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO New York Municipal  Massachusetts business trust  0.860% of average daily net asset value of the Fund
Income Fund III                                         (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).

PIMCO Strategic Income    Maryland corporation          0.955% of average daily net asset value of the Fund
Fund, Inc.                                              (including daily net assets attributable to any preferred
                                                        shares of the Fund that may be outstanding).